Exhibit 99.5
HiveLive, Inc.
(a development stage company)
FINANCIAL STATEMENTS
DECEMBER 31, 2007 and 2006

INDEX TO FINANCIAL STATEMENTS

Page

Independent Auditors’ Report	1

Financial Statements

Balance Sheets	2

Statements of Operations	3

Statement of Stockholders’ Equity	4

Statements of Cash Flows	5

Notes to the Financial Statements	6 — 16

Independent Auditors’ Report
To the Board of Directors
HiveLive, Inc.
(a development stage company)
Boulder, Colorado
We have audited the accompanying balance sheets of HiveLive, Inc. (a development stage company) (the “Company”) as of December 31, 2007 and 2006 and the related statements of operations, stockholders’ equity and cash flows for the years then ended and for the cumulative period from November 30, 2005 (inception) to December 31, 2007. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of HiveLive, Inc. as of December 31, 2007 and 2006, and the results of its operations and its cash flows for the years then ended and for the cumulative period from November 30, 2005 (inception) to December 31, 2007 in conformity with accounting principles generally accepted in the United States of America.
Gordon, Hughes & Banks, LLP
Golden, Colorado
May 12, 2008

HiveLive, Inc.
(a development stage company)
Balance Sheets
December 31, 2007 and 2006

	2007	2006
Assets

Current assets:
Cash and cash equivalents	$491,454	$1,408,722
Accounts receivable	21,450	—
Prepaid expenses and other current assets	4,572	5,251

Total current assets	517,476	1,413,973

Property and equipment, net of accumulated depreciation of $16,339 and $2,822 at December 31, 2007 and 2006, respectively	37,166	9,525
Deposit	10,479	10,479

Total assets	$565,121	$1,433,977

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable and accrued expenses	$92,921	$52,858
Deferred revenue	8,235	5,000

Total current liabilities	101,156	57,858

Stockholders’ equity:
Preferred Series A stock, $0.001 par value. Authorized 20,528,948 shares; 12,695,506 and 9,939,417 shares issued and outstanding at December 31, 2007 and 2006, respectively, at liquidation value	2,082,877	1,638,302
Common stock, $0.001 par value. Authorized 34,038,948 shares; 11,510,000 and 5,526,667 shares issued and outstanding at December 31, 2007 and 2006, respectively	11,510	5,527
Additional paid-in capital	20,184	18,411
(Deficit) accumulated during the development stage	(1,650,606)	(286,121)

Total stockholders’ equity	463,965	1,376,119

Total liabilities and stockholders’ equity	$565,121	$1,433,977

The accompanying notes are an integral part of these financial statements.

HiveLive, Inc.
(a development stage company)
Statements of Operations

			For the period from
			November 30, 2005
	For the year	For the year	(inception) to
	ended December 31,	ended December 31,	December 31,
	2007	2006	2007

Net revenues:
Contract sales	$89,266	$15,000	$104,266

Total revenues	89,266	15,000	104,266

Production cost	14,127	7,958	22,085

Gross profit	75,139	7,042	82,181

Operating expenses:
Sales and marketing	370,199	—	370,199
Research and development	619,667	7,073	631,624
General and administrative	461,766	254,785	716,551
Depreciation	13,517	2,523	16,040

Total operating expenses	1,465,149	264,381	1,734,414

(Loss) from operations	(1,390,010)	(257,339)	(1,652,233)

Other income (expense):
Interest income	25,689	—	25,689
Interest expense	(164)	(23,762)	(24,062)

Total other income (expense)	25,525	(23,762)	1,627

Net (loss)	$(1,364,485)	$(281,101)	$(1,650,606)

The accompanying notes are an integral part of these financial statements.

HiveLive, Inc.
(a development stage company)
Statement of Stockholders’ Equity
For the Period from November 30, 2005 (inception) to December 31, 2007

						(Deficit)
						accumulated
					Additional	during the
	Preferred Series A stock		Common stock		paid-in	development
	Shares	Amount	Shares	Amount	capital	stage	Total
Balances, November 30, 2005 (inception)	—	$—	—	$—	$—	$—	$—
Net (loss)	—	—	—	—	—	(5,020)	(5,020)

Balances, December 31, 2005	—	—	—	—	—	(5,020)	(5,020)

Sale of Preferred Series A stock, net of offering costs	9,307,070	1,532,990	—	—	—	—	1,532,990
Conversion of promissory note to Preferred Series A stock	632,347	105,312	—	—	—	—	105,312
Sale of common stock for cash	—	—	1,310,000	1,310	—	—	1,310
Common stock issued for services	—	—	4,216,667	4,217	—	—	4,217
Issuance of common stock warrants upon conversion of promissory note to Preferred Series A stock	—	—	—	—	18,411	—	18,411
Net (loss)	—	—	—	—	—	(281,101)	(281,101)

Balances, December 31, 2006	9,939,417	1,638,302	5,526,667	5,527	18,411	(286,121)	1,376,119

Sale of Preferred Series A stock, net of offering costs	2,756,089	444,575	—	—	—	—	444,575
Common stock issued for services	—	—	5,983,333	5,983	—	—	5,983
Stock compensation expense related to options issued	—	—	—	—	1,773	—	1,773
Net (loss)	—	—	—	—	—	(1,364,485)	(1,364,485)

Balances, December 31, 2007	12,695,506	$2,082,877	11,510,000	$11,510	$20,184	$(1,650,606)	$463,965

The accompanying notes are an integral part of these financial statements.

HiveLive, Inc.
(a development stage company)
Statements of Cash Flows
For the Years ended December 31, 2007 and 2006
and for the Period from November 30, 2005 (inception) to December 31, 2007

			For the period from
			November 30, 2005
	For the year	For the year	(inception) to
	ended December 31,	ended December 31,	December 31,
	2007	2006	2007
Cash flows from operating activities:
Net (loss)	$(1,364,485)	$(281,101)	$(1,650,606)
Adjustments to reconcile net (loss) to net cash provided by (used in) operating activities:
Depreciation	13,517	2,523	16,339
Common stock issued for services	5,983	4,217	10,200
Stock compensation expense related to options issued	1,773	—	1,773
Value of warrants issued upon conversion of promissory note	—	18,411	18,411
Changes in operating assets and liabilities:
Accounts receivable	(21,450)	—	(21,450)
Prepaid expenses and other current assets	879	(5,251)	(4,572)
Deposit	(200)	(10,479)	(10,479)
Accounts payable and accrued expenses	40,063	47,445	98,233
Deferred revenue	3,235	5,000	8,235

Net cash (used in) operating activities	(1,320,685)	(219,235)	(1,533,916)

Cash flows from investing activities:
Purchase of property and equipment	(41,158)	(6,343)	(53,505)

Net cash (used in) investing activities	(41,158)	(6,343)	(53,505)

Cash flows from financing activities:
Proceeds from issuance of convertible promissory note	—	100,000	100,000
Proceeds from issuance of Series A Preferred Stock, net of issuance costs	444,575	1,532,990	1,977,565
Proceeds from issuance of common stock	—	1,310	1,310

Net cash provided by financing activities	444,575	1,634,300	2,078,875

Net increase (decrease) in cash and cash equivalents	(917,268)	1,408,722	491,454

Cash and cash equivalents, beginning year and period	1,408,722	—	—

Cash and cash equivalents, end of year	$491,454	$1,408,722	$491,454

Supplementary disclosure of cash flow information:
Cash paid during the year and period for interest	$164	$39	$203

Cash paid during the year and period for income taxes	$—	$—	$—

Non-cash investing and financing activities:
Conversion of promissory note to Series A preferred stock	$—	$105,312	$105,312

The accompanying notes are an integral part of these financial statements.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements
NOTE 1 — Organization
HiveLive, Inc. (a development stage company) (“the Company”) was incorporated in the State of Delaware on November 30, 2005. At December 31, 2007, the Company had minimal revenues to date and is engaged in the design, development, and licensed use of websites that connect groups of people, information, and permissions to create flexible information systems. The Company’s platform integrates social and information networks creating customer, employee, and partner communities, which helps customers create brand loyalty, increase organization, and align goals. Principal activities to date consist of organizing the Company, developing a business plan, assembling a management team and a network of professionals, preliminary product design and capital formation. The Company is considered to be in the development stage as defined in Statement of Financial Accounting Standards (‘SFAS”) No. 7, “Accounting and Reporting By Development Stage Enterprises” , and is subject to the risks associated with activities of development stage companies.
NOTE 2 — Summary of Significant Accounting Policies
(a)	Basis of Presentation
The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.
(b)	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions. Such estimates and assumptions affect the reported amounts of assets and liabilities, as well as disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include the estimated fair value of the Company’s Preferred Series A stock, common stock, and stock warrants and options.
(c)	Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with original maturity dates of three months or less to be cash equivalents.
(d)	Accounts Receivable
Accounts receivable are stated at estimated net realizable value. Accounts receivable are comprised of balances due from customers net of estimated allowances for uncollectible accounts. In determining collectability, historical trends are evaluated and specific customer issues are reviewed to arrive at appropriate allowances. As of December 31, 2007 and 2006, management determined that there were no uncollectible accounts and, accordingly, an allowance for doubtful accounts has not been recorded. Bad debt expense for each of the years ended December 31, 2007 and 2006, and for the period from November 30, 2005 (inception) to December 31, 2007 was $-0-.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 2 — Summary of Significant Accounting Policies (continued)
(e)	Property and Equipment
Property and equipment assets are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful economic lives of the assets, which range from three to five years. Repair and maintenance costs are expensed as incurred. The Company periodically reviews the estimated useful lives of its property and equipment and makes adjustments, if necessary, according to the latest information available.
(f)	Impairment of Long-Lived Assets
The Company evaluates the carrying value of its long-lived assets under the provisions of Statement of Financial Accounting Standards (“Statement”) No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets. Statement No. 144 requires impairment losses to be recorded on long-lived assets used in operations, when indicators of impairment are present and the undiscounted future cash flows estimated to be generated by those assets are less than the assets’ carrying value. If such assets are impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair market value of the asset. Assets to be disposed of are reported at the lower of the carrying value or fair market value, less cost to sell. The Company has not recorded an impairment loss as of December 31, 2007 and 2006.
(g)	Fair Value of Financial Instruments
Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2007 and 2006. The respective carrying value of certain on-balance sheet financial instruments approximates their fair values. These financial instruments include cash, accounts receivable, accounts payable, and accrued expenses. Fair values were assumed to approximate carrying values for financial instruments because they are short term in nature, their carrying amounts approximate fair values, and they are payable or receivable on demand.
(h)	Deferred Revenue
Deferred revenue includes amounts received from customers in excess of revenue recognized, and is comprised of deferred hosting, service, and other revenues. Deferred revenues are recognized as income over the terms of the arrangements.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 2 — Summary of Significant Accounting Policies (continued)
(i)	Revenue Recognition
The Company licenses software under non-cancelable license agreements and provides services, including installation, consulting, and hosting, consisting of product support services and periodic updates. Revenue from the sale of software is recognized in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position (“SOP”) 97-2, Software Revenue Recognition. License fee and any related consulting services revenues are generally recognized when a non-cancelable license agreement has been signed, the software product has been delivered, there are no uncertainties surrounding product acceptance, the fees are fixed and determinable, and collection is considered probable. For customer license agreements that meet these recognition criteria, the portion of the fees related to software licenses and services for which the fair value is not determinable will generally be recognized in the current period, while the portion of the fees related to monthly hosting and will be recognized ratably over the hosting period, generally one year.
(j)	Research and Development Cost
Research and development costs for enhancements to existing software products are charged to operations when incurred and are included in operating expenses. The amounts charged during the years ended December 31, 2007 and 2006, and for the period from November 30, 2005 (inception) to December 31, 2007 were approximately $620,000, $7,000, and $632,000, respectively.
(k)	Stock-Based Compensation
The Company accounts for its employee stock option plans and other employee stock-based compensation arrangements in accordance with the provisions of Statement of Financial Accounting Standards No. 123(R), Accounting for Stock-Based Compensation (SFAS 123(R)). Under SFAS 123(R), all share-based payments to employees, including grants of employee stock options, are required to be recognized in the accompanying Statements of Operations based on their fair values calculated using an option pricing model. The Company uses the Black-Scholes option-pricing model for determination of the fair value of all outstanding options. The Company’s determination of fair value of share-based payment awards on the date of grant using an option-pricing model is affected by the Company’s stock price as well as assumptions regarding a number of highly complex and subjective variables. These variables include, but are not limited to the expected stock price volatility over the term of the awards, and actual and projected employee stock option exercise behaviors. Although the fair value of employee stock options is determined in accordance with SFAS 123(R) using an option-pricing model, that value may not be indicative of the fair value observed in a willing buyer/willing seller market transaction.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 2 — Summary of Significant Accounting Policies (continued)
(k)	Stock-Based Compensation (continued)
The weighted average fair value of the options granted during 2007 of $.01 was estimated on the grant date using the Black-Scholes pricing model with the following assumptions: expected volatility of 55.33%, expected term of 6.25 years, risk-free interest rate of 4.69%, and expected dividend yield of 0%.
(l)	Income Taxes
The current provision for income taxes, if any, represents actual or estimated amounts payable on tax return filings each year. Deferred tax assets and liabilities are recorded for the estimated future tax effects of temporary differences between the tax bases of assets and liabilities and amounts reported in the accompanying balance sheet, and for operating loss and tax credit carryforwards. The change in deferred tax assets and liabilities for the period measures the deferred tax provision or benefit for the period. Effects of changes in enacted tax laws on deferred tax assets and liabilities are reflected as adjustments to the tax provision or benefit in the period of enactment. The Company’s net deferred tax asset was reduced to zero by a valuation allowance at December 31, 2007 and 2006, because management did not believe the net deferred tax asset satisfied the realization criteria set forth in SFAS No. 109, Accounting for Income Taxes, at the balance sheet dates (see Note 7). As of December 31, 2007 and 2006 the valuation allowance has been estimated at $601,000 and $98,000, respectively.
(m)	Recent Accounting Pronouncements
In September 2006, SFAS 157, “Fair Value Measurements”, was issued by the FASB and is effective for financial statements for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. This Statement applies under other accounting pronouncements that require or permit fair value measurements, the Board having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute. Accordingly, this Statement does not require any new fair value measurements. However, for some entities, the application of this Statement will change current practice. The Company anticipates that SFAS 157 will not have a material impact on its financial statements.
On February 15, 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an Amendment of FASB Statement No. 115”. This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS 159 are elective; however, the amendment to SFAS 115, “Accounting for Certain Investments in Debt and Equity

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 2 — Summary of Significant Accounting Policies (continued)
(m)	Recent Accounting Pronouncements (continued)
Securities,” applies to all entities that own trading and available-for-sale securities. The fairvalue option created by SFAS 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Early adoption is permitted as of the beginning of the previous fiscal year provided that the entity (i) makes that choice in the first 120 days of that year, (ii) has not yet issued financial statements for any interim period of such year, and (iii) elects to apply the provisions of SFAS 157. Management is currently evaluating the impact of SFAS 159, if any, on the Company’s financial statements.
(n)	Reclassifications
Certain prior year balances have been reclassified to conform to current year financial statement presentation.
NOTE 3 — Concentration of Credit Risk
Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash and cash equivalents and accounts receivable. The Company has no significant off-balance sheet concentrations of credit risk.
The Company transacts its business with primarily one financial institution. At December 31, 2007 and 2006, and other times during the year, the Company’s deposits with this financial institution exceeded the Federal Deposit Insurance Corporation’s limits. Management believes that the financial institution is financially sound and the risk of loss is minimal.
The Company has recorded accounts receivable from certain customers. The Company has evaluated the collectability of the receivables and believes the risk of loss to be minimal.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 4 — Property and Equipment
Property and equipment is stated at cost and consists of the following at December 31, 2007 and 2006:

	2007	2006

Computer equipment	$49,891	$12,347
Office furniture	3,614	—

	53,505	12,347
Less: accumulated depreciation	(16,339)	(2,822)

	$37,166	$9,525

Depreciation expense charged to operations for the years ended December 31, 2007 and 2006, and for the period from November 30, 2005 (inception) to December 31, 2007 was $13,517, $2,523 and $16,040, respectively.
NOTE 5 — Convertible Promissory Note
In February 2006, the Company received $100,000 upon entering into a convertible promissory note agreement with a stockholder of the Company. The note bears interest at 8% per year. Under the terms of the note agreement, in the event the Company issues and sells shares to investors on or before December 31, 2006 (the maturity date) in an equity financing with total proceeds received by the Company exceeding $400,000, the outstanding principal and interest under this note was to convert into such equity securities at a conversion price equal to the price per share paid by the equity investors. Upon the receipt of $1,550,000 in gross proceeds pursuant to the sale of the Preferred Series A stock (Note 6), the principal balance of this note plus the accrued interest thereon was converted into 632,347 shares of Series A Preferred stock. Under the terms of the note, upon the equity financing, the holder of this note was also entitled to receive warrants to purchase Series A Preferred stock as determined by dividing 25% of the principal amount of the note by the price per share of the Series A Preferred stock issued. As a result, 150,114 warrants to purchase Series A Preferred stock were issued at an exercise price of $0.16654 per share and expire five years from the date of the grant. The fair value of the warrants issued was $18,411, calculated using the Black-Scholes option-pricing model with the following assumptions: no expected dividends, 100% volatility, expected life of the warrants of five years and a risk free interest rate of 5.26%. The fair value of the warrants is recorded as interest expense in the accompanying statements of operations for the year ended December 31, 2006.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 6 — Stockholders’ Equity
(a)	Preferred Stock
On February 12, 2008, the Company’s Certificate of Incorporation was amended. The board of directors is authorized to issue up to 31,632,997 shares of preferred stock (“Series Preferred Stock”) with a par value of $.001. These authorized shares are designated as 13,392,034 shares of “Series A Preferred Stock” and 18,240,963 shares of “Series B Preferred Stock”. In the event dividends are paid on any share of Common Stock, the Company shall pay such dividends on all outstanding shares of Series Preferred Stock in a per share amount equal to the amount set aside for each share of Common Stock. Such dividends shall be payable only when, as and if declared by the board of directors and shall be non-cumulative. Each holder of shares of the Series Preferred Stock shall be entitled to the number of votes equal to the number of shares of Common Stock into which such shares of Series Preferred Stock would be converted. For so long as any shares of Series B Preferred remain outstanding, the majority vote of the holders of the Series B Preferred shall be necessary for effecting any changes in voting or other powers, preferences, or other rights, privileges or restrictions of the Series B Preferred. For so long as at least 3,500,000 shares of Series A Preferred and 4,800,000 shares of Series B Preferred (subject to adjustment for any stock split, reverse stock split or other similar event affecting the Series Preferred after the filing date) remain outstanding, the majority vote of the holders of the outstanding Series
Preferred shall be necessary for effecting the following actions: (i) changes to the Certificate of Incorporation; (ii) any increase in the shares reserved under any of the Company’s stock purchase or stock option plan that results in such shares reserved exceeding 11.3% fully-diluted shares of Common Stock; (iii) any voluntary dissolution or liquidation of the Company or any reclassification or recapitalization of the outstanding capital stock of the Company; and (iv) any redemption, repurchase, payment or declaration of dividends or other distributions with respect to Common Stock or Preferred Stock, other than any redemption otherwise permitted.

For so long as at least 4,800,000 shares of Series B Preferred remain outstanding, the holders of Series B Preferred, voting as a separate class, shall be entitled to elect one (1) member of the Board of Directors. For so long as at least 3,500,000 shares of Series A Preferred remain outstanding, the holders of Series A Preferred, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors. The holders of Common Stock, voting as a separate class, shall be entitled to elect two (2) members of the Board of Directors.

Upon any liquidation, dissolution, or winding up of the Company, before any distribution or payment shall be made to the holders of any Common Stock or Series A Preferred, the holders of Series B Preferred shall be entitled to be paid out of Company assets an amount per share equal to the Series B Preferred original issue price plus all declared and unpaid

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 6 — Stockholders’ Equity (continued)
(a)	Preferred Stock (continued)
dividends on the Series B Preferred. After the payment of the full liquidation preference of the Series B Preferred, before any distribution or payment shall be made to the holders of any Common Stock, the holders of Series A Preferred shall be entitled to be paid out of Company assets an amount equal to the Series A Preferred original issue price plus all declared and unpaid dividends on the Series A Preferred. After the payment of the full liquidation preferences of the Series B Preferred and Series A Preferred as set forth above, the assets of the Company shall be distributed ratably to the holders of Series Preferred and Common Stock on an as-if-converted to Common Stock basis until such holders of Series Preferred have received an aggregate amount per share of Series Preferred equal to two (2) times the Series B original issue price or Series A original issue price, as applicable; thereafter, the remaining assets of the Company shall be distributed to the holders of the Common Stock.

Any Preferred Series shares may, at the option of the holder, be converted into shares of Common Stock at using a conversion rate of 1:1 or as otherwise defined in the agreement. As of December 31, 2007 and 2006, 12,695,506 and 9,939,417 shares of Series A Preferred Stock and nil shares of Series B Preferred Stock (however, refer to Note 11), respectively, were issued and outstanding.
(b)	Common Stock
Upon amendment of the Company’s Certificate of Incorporation in February 2008, the board of directors is authorized to issue up to 50,000,000 shares of common stock with a par value of $.001. The Company has issued 11,510,000 shares of common stock to employees for cash and services at a fair market value of $.001 per share. The stock issued is subject to a repurchase option of the Company as identified in the respective stock agreements. In the event the employee’s relationship with the Company terminates for any reason, the Company has an irrevocable option to repurchase the stock at a price the lower of (i) the original value per share ($.001) or (ii) the fair market value per share of such stock as of the date of such repurchase, up to but not exceeding the number of shares of stock that have not vested as of such termination date in accordance with the terms in the individual stock purchase agreements. All shares issued are deemed as outstanding in the statement of stockholders’ equity.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 7 — Equity Incentive Plan
The Company has adopted the HiveLive, Inc. 2006 Equity Incentive Plan (the “Plan”). Under the Plan, the Board of Directors, at its discretion, may issue stock awards to any employee, director or consultant. Types of stock awards approved for issuance are incentive stock options, nonstatutory stock options, restricted stock awards and stock appreciation rights. The common stock that may be issued pursuant to stock awards may not exceed in the aggregate 2,000,000 shares of common stock. Incentive stock options may be granted only to employees. A ten percent stockholder shall not be granted an incentive stock option unless the exercise price of such option is at least 110% of the fair market value of the common stock on the date of the grant and the option is not exercisable after the expiration of five years from the date of the grant. Other incentive stock options issued expire ten years from the date of the grant. These options, as well as any nonstatutory options granted, must have an exercise price not less than 100% of the fair market value of the common stock. Options granted vest in accordance with the individual option agreements as approved by the board of directors. No options were granted under this Plan during the year ended December 31, 2006.

A summary of stock option activity in 2007 under the Plan is set forth below:

			Weighted
			Average
		Weighted	Remaining	Aggregate
		Average	Contractual	Intrinsic
	Options	Exercise Price	Term (in years)	Value

Outstanding, January 1, 2007	—
Granted	1,075,000	$.02
Exercised	—	—
Cancelled	95,000	$.02

Outstanding December 31, 2007	980,000	$.02	3.38	$9,800
As of December 31, 2007, the Company had granted options for 802,700 shares of the Company’s common stock that are unvested that will result in $8,027 of compensation expense in future years, if fully vested.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 8 — Income Taxes
The Company did not record any provision for federal and state income tax for the years ended December 31, 2007 and 2006. A reconciliation of expected income tax expense (benefit) calculated by applying the statutory federal tax rate to actual income tax expense for the years ended December 31, 2007 and 2006 is as follows:

	2007	2006

Income tax provision (benefit) per federal statutory rate of 34%	$(464,000)	$(96,000)

State income tax provision (benefit), net of federal deduction	(41,000)	(8,000)
Expenses not deductible for tax purposes	2,000	6,000
Temporary differences	—	—
Change in valuation allowance	503,000	98,000

	$—	$—

Net deferred tax assets and liabilities as of December 31, 2007 and 2006 are comprised of the following:

	2007	2006

Net operating loss carryforwards	$588,000	$88,000
Other	13,000	10,000

	601,000	98,000
Less valuation allowance	(601,000)	(98,000)

Deferred tax asset	$—	$—

The Company has approximately $1,600,000 of net operating loss carryforwards available to offset future federal income tax expense, which expire at various dates through 2028. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company believes that sufficient uncertainty exists regarding the realizability of the deferred tax assets such that valuation allowances equal to the entire balance of the deferred tax assets are necessary.
NOTE 9 — Commitments and Contingencies
In December 2006, the Company entered into a non-cancelable lease commencing January 1, 2007 through December 31, 2008 for its corporate office space, with monthly payments approximating $5,240. The future minimum lease obligations under this lease as of December 31, 2007 are $62,880 for the year ending December 31, 2008.

Rent expense related to the lease amounted to $57,008, $-0- and $57,008, for the years ended December 31, 2007 and 2006 and for the period from November 30, 2005 (inception) to December 31, 2007, respectively.

HiveLive, Inc.
(a development stage company)
Notes to the Financial Statements (continued)
NOTE 10 — Major Customers
Three customers accounted for approximately 53%, 25%, and 17% of revenues and approximately 47%, 0%, and 53% of accounts receivable, respectively, as of and for the year ended December 31, 2007. One customer accounted for 100% of revenues for the year ended December 31, 2006. Three customers accounted for approximately 46%, 36%, and 15%, respectively, of revenues for the period from November 30, 2005 (inception) to December 31, 2007.
NOTE 11 — Subsequent Events
In January 2008, the Company issued an additional 498,378 shares of Series A Preferred Stock for gross proceeds of $83,000.

In February 2008, the Company issued 17,009,495 shares of Series B Preferred Stock at $0.32893 per share, for gross proceeds of approximately $5.6 million.